UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2021

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2654 W. Horizon Ridge Parkway, Ste B5-208 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 12, 2021, EVIO, Inc. announced that it entered into a Letter of Intent to acquire Leading Edge Pharms, Inc. (“LEP”) of Henderson, Nevada, pending shareholder approval. LEP is a biotechnology company focused on the research, development and commercialization of novel cannabinoid therapies and innovative drug delivery systems.

Terms of the acquisition include EVIO to perform detailed due diligence including technical review and testing of the company’s products and methods. Closing of the transaction will be subject to; shareholder approval, authorization of additional shares to support the acquisition, EVIO will add at least two board members from LEP, and EVIO will release its audited financials. Upon completion of the deal, LEP will fill certain executive roles of the company.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Press Release - EVIO, Inc. Enters into Letter of Intent to Acquire Leading Edge Pharms, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: July 15, 2021	By:	/s/ Lori Glauser
Lori Glauser
Chief Executive Officer

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